UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2016
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Oakridge Global Energy Solutions Inc.
(Exact name of registrant as specified in its charter)
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Colorado	000-50032	94-3431032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3520 Dixie Highway, Palm Bay, FL  32905
 (Address of principal executive offices) (Zip Code)

(321) 610-7959
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K, originally filed by Oakridge Global Energy Solutions Inc., a Colorado corporation (the "Company"), with the Securities and Exchange Commission ("SEC") on July 21, 2016 amends the Form 8-K to correct the information regarding Ms. Tami Tharp as the Company's potential Chief Executive Officer. The Company and Ms. Tharp were unsuccessful in reaching an agreement on Ms. Tharp's appointment.  Furthermore, the cover page of this report has been amended to disclose the correct event date.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2016 the Company announced that Ms. Tami Tharp would replace Mr. David Phillips (the Company's former Chief Financial Officer) as the Company's Chief Financial Officer. The Company and Ms. Tharp were unsuccessful in reaching a definitive agreement on Ms. Tharp's appointment and she will not serve as the Company's Chief Financial Officer.

Mr. Stephen Barber, the Company's current Chief Executive Officer, has assumed the position of interim-Chief Financial Officer and interim-Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakridge Global Energy Solutions Inc.

Date: July 29, 2016	By:	/s/ Stephen Barber
	Name:	Stephen Barber
	Title:	Chief Executive Officer